EXHIBIT 99
PALL CORPORATION TO RESTATE FINANCIAL STATEMENTS
     EAST HILLS, NY — Pall Corporation (NYSE: PLL) today announced that the Audit Committee of its Board of Directors, on the recommendation of management, concluded that the Company’s annual and quarterly financial statements for the fiscal years 1999 through 2006 and for each of the fiscal quarters ended October 31, 2006, January 31, 2007, and April 30, 2007 should no longer be relied upon and that a restatement of some or all of those financial statements will be required. This conclusion results from the Company’s previously announced understatement of U.S. income tax payments and of its provision for income taxes. The Audit Committee has informed KPMG LLP, the Company’s independent registered public accounting firm, of its conclusion with respect to this matter.
     The amount of the understatement has not yet been finally determined, but is material and relates to the taxation of certain intercompany payable balances that mainly resulted from sales of products by a foreign subsidiary of the Company to a U.S. subsidiary of the Company. Under the Internal Revenue Code, these unpaid balances may have given rise to deemed dividend income to the Company that was not properly taken into account in the Company’s U.S. income tax return and provision for income taxes. The Company has not finally determined the impact on the Company’s provision for income taxes in any affected period, but it will vary from period to period depending on the size of the intercompany payable balances at the end of the affected fiscal quarters, among other factors. The Company’s tax liability will include the amount of taxes that would have been payable with respect to any deemed dividend income in the affected periods, as well as interest on overdue amounts of taxes payable and penalties that may be assessed by the Internal Revenue Service on the eventual resolution of this matter. The Company cannot predict when its tax liability will be finally determined or whether additional matters will be identified in connection with the ongoing inquiry of the Audit Committee. The Company believes, however, that taxes payable with respect to the intercompany payable balances described above could be in excess of $130 million, exclusive of interest and penalties. The Company also believes that, as a result of these circumstances, it may have one or more material weaknesses in its internal control over financial reporting.
     As previously reported, this matter may also have resulted in the Company’s failure to comply with certain terms of its debt and other agreements, and the Company plans to work with its lenders to seek waivers under those agreements as necessary.
     Eric Krasnoff, Pall’s Chairman and CEO, stated, “We are working diligently with the Audit Committee and our auditors to resolve this matter. We are retaining a sharp focus on the operating performance of the business as we serve our global customer base across the Life Sciences and Industrial landscape.”
About Pall Corporation
     Pall Corporation is the global leader in the rapidly growing field of filtration, separation and purification. Pall is organized into two businesses: Life Sciences and Industrial. These businesses provide leading-edge products to meet the demanding needs of customers in biotechnology, pharmaceutical, transfusion medicine, energy, electronics, municipal and industrial water purification, aerospace, transportation and broad industrial markets. Total revenues for fiscal year 2006 were $2.0 billion. The Company’s headquarters are in East Hills, New York, with extensive operations throughout the world. For more information visit Pall at http://www.pall.com/.

Cautionary Statement Regarding Forward-Looking Statements
     This release contains forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include those we have identified in our other reports filed with the Securities and Exchange Commission, but also include the following:

•	risks arising from potential material weaknesses in our control environment;
•	potential adverse effects to our financial condition, results of operations or prospects as a result of the restatement of some or all of the prior period financial statements;
•	risks associated with our inability to satisfy covenants under our syndicated credit facility or to obtain waivers of compliance with those covenants or waivers of defaults under our debt and other agreements;
•	potential adverse effects if we are required to recognize other adverse tax- or accounting-related developments; and
•	risks relating to litigation or regulatory inquiries associated with the restatement of prior period financial statements or other related matters.
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Contacts
Pall Corporation
Pat Iannucci
V.P. Investor Relations & Corporate Communications
516-801-9848
piannucci@pall.com

Or

Sard Verbinnen & Co.
Denise DesChenes / Victoria Hofstad
Telephone: 212-687-8080